Exhibit 10.16

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is both (i) not material and (ii) the type that the Registrant treats as private or confidential.
PUBLIC HEALTH SERVICE

PATENT LICENSE-NON-EXCLUSIVE

This Agreement is based on the model Patent License Non-exclusive Agreement adopted by the U.S. Public Health Service ("PHS") Technology Transfer Policy Board for use by components of the National Institutes of Health ("NIH"), the Centers for Disease Control and Prevention ("CDC"), and the Food and Drug Administration ("FDA"), which are agencies of the PHS within the Department of Health and Human Services ("HHS").

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by The National Cancer Institute an Institute or Center (hereinafter referred to as the "IC") of the
NIH

and

Cartesian Therapeutics, Inc., hereinafter referred to as the "Licensee", having offices at 704 Quince Orchard Road Suite 210A, Gaithersburg, MD 20878 created and operating under the laws of Delaware
Tax ID No.: [***]

For the IC internal use only:

License Number: L-239-2019-0

License Application Number: A-277-2019

Serial Number(s) of Licensed Patent(s) or Patent Application(s):
[***]

Licensee: Cartesian Therapeutics, Inc.

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): None

Public Benefit(s): Most therapeutic options for autoimmune disease require the employment of immunosuppressants or corticosteroids, which can have sever side effects. The development of alternative approaches to treating these diseases can greatly benefit patient quality of life.

This Patent License Agreement, hereinafter referred to as the "Agreement", consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D ((Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

The IC and the Licensee agree as follows:

1.    BACKGROUND

1.1    In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2        By assignment of rights from the IC employees and other inventors, HHS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3    The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing ofrights to these inventions under 35 U.S.C. §§200-212, the Federal Technology Transfer Act of 1986, 15 U.S.C. §3710(a), and the regulations governing the licensing of Government-owned inventions, 37 C.F.R. Part 404.

1.4    The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5    The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

1.6    The IC and Licensee have previously executed a license agreement identified as L-231-2015/0 and dated on or about September 10, 2015 (the "Prior Agreement").

2.    DEFINITIONS

2.1    "Affiliate(s)" means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term "control" shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.2    "Benchmarks" mean the performance milestones that are set forth in Appendix D.

2.3    "Commercial Development Plan" means the written commercialization plan attached as Appendix E.

2.4    "Fair Market Value" means the total amount or value expressed in U.S. dollars obtained by the
Licensee through the transfer or sale of its assets.

2.5    "First Commercial Sale" means the initial transfer by or on behalf of the Licensee of Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee in exchange for cash or some equivalent to which value can be assigned for the purpose of detennining Net Sales.

2.6    "FDA" means the Food and Drug Administration.

2.7    "Government" means the Government of the United States of America.

2.8    "Licensed Fields of Use" means the fields of use identified in Appendix B.

2.9    "Licensed Patent Rights" shall mean:

(a)        Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of all these patents;

(b)    to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.9(a):

(i)    continuations-in-part of2.9(a);

(ii)    all divisions and continuations of these continuations-in-part;

(iii)    all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)    priority patent application(s) of2.9(a); and

(v)    any reissues, reexaminations, and extensions of all these patents;

(c)    to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.9(a): all counterpart foreign and U.S. patent applications and patents to 2.9(a) and 2.9(b), including those listed in Appendix A; and

(d)        Licensed Patent Rights shall not include 2.9(b) or 2.9(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.9(a).

2.10    "Licensed Processes" means processes in the Licensed Fields of Use, which in the course of being practiced, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.11    "Licensed Products" means tangible materials in the Licensed Fields of Use, which in the course of manufacture, use, sale, or importation, would be within the scope of one or more claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.12    "Licensed Territory" means the geographical area identified in Appendix B.

2.13    "Liquidity Event" means (i) a firmly underwritten initial public offering and sale of the Licensee's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended; (ii) a consolidation or merger of the Licensee with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Licensee prior to such consolidation, merger or reorganization, receive, in consideration for such consolidation, merger or reorganization, cash (including promissory notes) or securities then listed upon a national exchange or quotation system (e.g., the New York Stock Exchange or NASDAQ) or (iii) the sale, lease or other disposition of all or substantially all of the assets of the Licensee in consideration for cash (including promissory notes) or securities then listed upon such a national exchange or quotation system.

2.14    "mRNA" means messenger ribonucleic acids, which can optionally include (a) modification by addition of a five prime (5') cap, (b) a three prime (3') tail, (c) one or more unnatural or artificial nucleotide analogs, or (d) one or more non-nucleotide moieties, or any combination thereof. For purposes of clarity, under no circumstance shall mRNA !include a polydeoxyribonucleotide.

2.15    "Net Sales" [***]

2.16    "Practical Application" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.17    "Prior Agreement" has the definition provided in Section 1.6 above.

3.    GRANT OF RIGHTS

3.1    The IC hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, a nonexclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Processes in the Licensed Fields of Use.

3.2    This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.    SUBLICENSING

4.1    The Licensee has no right to sublicense.

5.    STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1    Prior to the First Commercial Sale, and unless prohibited by law, upon specific written request by the IC, the Licensee agrees to provide the IC with commercially reasonable quantities of Licensed Products made through the Licensed Processes and in Licensee's possession for IC in vitro research use provided that the IC:

(a)    shall not reverse engineer such product,

(b)    shall not use the product for any commercial purpose,

(c)    shall not release any of the product outside its physical custody, and

(d)    shall treat the material as if it were confidential material ofIC.

5.2    The Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

6.    ROYALTIES AND REIMBURSEMENT

6.1    The Licensee agrees to pay the IC a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2    The Licensee agrees to pay the IC a minimum annual royalty as set forth in Appendix C.

6.3    The Licensee agrees to pay the IC earned royalties as set forth in Appendix C.

6.4    The Licensee agrees to pay the IC benchmark royalties as set forth in Appendix C.

6.5    A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)    the application has been abandoned and not continued;

(b)    the patent expires or irrevocably lapses; or

(c)        the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.6        No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights under this Agreement, or under a combination of this Agreement and the Prior Agreement.

6.7    On sales of Licensed Products by the Licensee made in other than an arms-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arms-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

6.8        With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC prior to the effective date of this Agreement, subject to the limitation of Paragraph 6.10, the Licensee shall pay the IC, as an additional royalty, within [***] days of the IC's submission of a statement and request for payment to the Licensee, an amount equivalent to [***] of the unreimbursed patent expenses previously paid by the IC.

6.9        With regard to unreimbursed expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC on or after the effective date of this Agreement, subject to the limitation of Paragraph 6.10, the IC, at its sole option, may require the Licensee:

(a)        to pay the IC on an [***] basis, within [***] days of the IC's submission of a statement and request for payment, a royalty amount equivalent to [***] of these unreimbursed expenses paid during the previous calendar year(s) and not already counted as unreimbursed patent expenses under Paragraph 6.8;

(b)    to pay [***] of these unreimbursed expenses ([***]) directly to the law firm employed by the IC to handle these functions, unless such payment would be prohibited by law. However, in this event, the IC and not the Licensee shall be the client of the law firm; or

(c)        under exceptional circumstances and with Licensee's consent, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the IC with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

6.10    The aggregate sum payable under Paragraphs 6.8 and 6.9 in any one calendar year shall not exceed [***], the remainder to be carried forward to the next calendar year(s) until the amount due is paid in full.

6.11    The IC agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the IC has requested payment from the Licensee under Paragraphs
6.8 and 6.9. The Licensee agrees that all information provided by the IC related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a third party except as required by law or a court of competent jurisdiction.

6.12    The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon [***] days written notice to the IC and owe no payment obligation under Paragraph 6.9 for patent-related expenses paid in that country after the effective date of the written notice.

7.    PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1    The IC agrees to take responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights.

8.    RECORD KEEPING

8.1    The Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount ofroyalties due the IC. These records shall be retained for at least [***] years following a given reporting period and shall be available during normal business hours for inspection, at the expense of the IC, by an accountant or other designated auditor selected by the IC for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the IC information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of [***] for any calendar year, then the Licensee shall reimburse the IC for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.7. All royalty payments required under this Paragraph shall be due within [***] days of the date the IC provides the Licensee notice of the payment due.

9.    REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1        Prior to signing this Agreement, the Licensee has provided the IC with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

9.2    The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within [***] days after [***] of each calendar year. These progress reports shall include, but not be limited to: [***]. The IC also encourages these reports to include information on any of the Licensee's [***] that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for such differences. In any annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the IC may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the IC to evaluate the Licensee's perfonnance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the IC. The IC shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application.

9.3    The Licensee shall report to the IC the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within [***] days of such occurrences.

9.4    The Licensee shall submit to the IC, within [***] days after each calendar half-year ending [***] and [***], a royalty report, as described in the example in Appendix F, [***]. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the IC for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include [***] to determine royalties due.

9.5    Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due, and any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the IC at its address for Agreement Notices indicated on the Signature Page.

9.6    The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay this tax and be responsible for all filings with appropriate agencies of foreign governments.

9.7    Additional royalties may be assessed by the IC on any payment that is more than [***] days overdue at the rate of [***] of the overdue amount per month. This [***] per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.8    All plans and reports required by this Article 9 and marked "confidential" by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10.    PERFORMANCE

10.1    The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and Licensed Processes to Practical Application. "Reasonable commercial efforts" for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D.

10.2    Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make Licensed Products and Licensed Processes reasonably accessible to the United States public.

10.3    The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of Licensed Products or materials produced through the use of Licensed Processes available to patient assistance programs.

10.4    The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.5    The Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, the NIH with inert samples of the Licensed Products or Licensed Processes or their packaging for educational and display purposes only.

11.    INFRINGEMENT AND PATENT ENFORCEMENT

11.1    The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either Party becomes aware.

11.2        In the event that a declaratory judgment action alleging invalidity of any of the Licensed Patent Rights shall be brought against the IC, the IC agrees to notify the Licensee that an action alleging invalidity has been brought. The IC does not represent that it shall commence legal action to defend against a declaratory action alleging invalidity. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. Upon the Licensee's payment of all costs incurred by the Government as a result of the Licensee's joinder motion or other action, these actions by the Licensee shall not be considered a default in the performance of any material obligation under this Agreement.

12.    NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1    The IC offers no warranties other than those specified in Article 1.

12.2    The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of third parties.

12.3    THE IC MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICUL AR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4    The IC does not represent that it shall commence legal actions against third parties infringing the
Licensed Patent Rights.

12.5    The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)    the use by or on behalf of the Licensee, its directors, employees, or third parties of any
Licensed Patent Rights; or

(b)        the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights.

12.6    The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

13.    TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1    This Agreement is effective when signed by all parties, unless the provisions of Paragraph 14.15 are not fulfilled, and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.2        In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3    In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party's intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the IC in writing.

13.4    The Licensee shall have a unilateral right to terminate this Agreement in any country or territory by giving the IC sixty (60) days written notice to that effect.

13.5    The IC shall specifically have the right to terminate or modify, at its option, this Agreement, if the IC determines that the Licensee:

(a)        is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to the IC's satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve Practical Application of the Licensed Products or Licensed Processes;

(b)    has not achieved the Benchmarks as may be modified under Paragraph 9.2;

(c)    has willfully made a false statement of, or willfully omitted, a material fact in the license application or in any report required by this Agreement;

(d)    has committed a material breach of a covenant or agreement contained in this
Agreement;

(e)        is not keeping Licensed Products or Licensed Processes reasonably available to the public after commercial use commences;

(t)    cannot reasonably satisfy unmet health and safety needs; or

(g)    cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2, unless waived.

13.6        In making the determination referenced in Paragraph 13.5, the IC shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the IC shall give written notice to the Licensee providing the Licensee specific notice of, and a ninety (90) day opportunity to respond to, the IC's concerns as to the items referenced in 13.5(a)-13.5(g). If the Licensee fails to alleviate the IC's concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate corrective action to the IC's satisfaction, the IC may terminate this Agreement.

13.7    The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement in accordance with 37 C.F.R. §404.10 if it is determined that the action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.8        Within [***] days of receipt of written notice of the IC's unilateral decision to modify or terminate this Agreement, the Licensee may appeal such decision pursuant to 37 C.F.R. §404.11. The IC shall promptly render a final decision on the appeal, after which the Licensee may exercise any and all administrative or judicial remedies that may be available. Nothing in this Paragraph shall limit any of Licensee's rights existing under law or regulation, or require Licensee to exhaust a purported remedy, the exhaustion of which is not required by law or regulation.

13.9        Within [***] days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to the IC shall become immediately due and payable upon termination or expiration. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the IC or provide the IC with written certification of the destruction thereof. The Licensee may not be granted additional IC licenses if the final reporting requirement is not fulfilled.

14.    GENERAL PROVISIONS

14.1        Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2    This Agreement constitutes the entire agreement between the Parties relating to the subject matter of the Licensed Patent Rights, Licensed Products and Licensed Processes for the Licensed Field of Use, and all prior negotiations, representations, agreements, and understandings on that subject matter for the Licensed Field of Use are merged into, extinguished by, and completely expressed by this Agreement.

14.3        Notwithstanding any other provision herein to the contrary, this Agreement shall not amend, modify, or in any way affect the terms or construction of the Prior Agreement.

14.4    The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.5        If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.6    The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.7        All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the Signature Page, or to any other address as may be designated in writing by such other party. Agreement notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

14.8    This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court) without the prior written consent of the IC, such consent not to be unreasonably withheld, delayed, or conditioned, except that Licensee may, without consent of the IC, assign this Agreement to the Licensee's Affiliate(s). The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. Licensee may request consent under this Paragraph by written request to the IC. Within [***] business days of receipt of such request, the IC shall provide written notice to Licensee granting or denying consent; the IC's failure to provide timely notice shall be deemed as the IC's consent. In the event that the IC consents to a proposed assignment for which the IC's consent is required under this Paragraph, the Licensee shall pay the IC, as an additional royalty, [***] of the Fair Market Value of any consideration received for any assignment of this Agreement within [***] days of the assignment. The IC shall not require any modification to this Agreement, or any payment not contemplated by this Agreement, as a condition for its consent under this Paragraph.

14.9    The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological materials, and other commodities. The transfer of these items may require a license from the appropriate agency of the Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of the agency. The IC neither represents that a license is or is not required or that, if required, it shall be issued.

14.10    The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate "Patent Pending" status. All Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the IC patent rights in those countries.

14.11        By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the IC, the FDA, HHS, or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the IC.

14.12    The Parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated IC official, or designee, whose decision shall not be unreasonably delayed and shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available. A notice of appeal given to the IC in accordance with Paragraph 14.7 shall consistute an appeal to the designated IC official for purposes of this Paragraph. Nothing in this Paragraph shall limit any of Licensee's rights existing under law or regulation, or require Licensee to exhaust a purported remedy, the exhaustion of which is not required by law or regulation.

14.13        Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use ofrights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

14.14        Paragraphs 6.10, 8.1, 9.6-9.8, 12.1-12.5, 13.8, 13.9, 14.12 and 14.14 of this Agreement shall survive termination of this Agreement.

14.15    The terms and conditions of this Agreement shall, at the IC's sole option, be considered by the IC to be withdrawn from the Licensee's consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within [***] days from the date of the IC signature found at the Signature Page.

14.16    No right or remedy conferred upon or reserved to either party under this Agreement is intended to be exclusive of any other right or remedy given hereunder, or now or hereafter provided by law.

SIGNATURES BEGIN ON NEXT PAGE

NIH PATENT AGREEMENT - NONEXCLUSIVE

SIGNATURE PAGE

For the IC:
/s/ Richard U. Rodgriguez, M.B.A.	7-24-19
Richard U. Rodriguez, M.B.A.	Date
Associate Director
Technology Transfer Center
National Cancer Institute
National Institutes of Health

Mailing Address of E-mail Address for Agreement notices and reports:

License Compliance and Administration
Monitoring & Enforcement
Office of Technology Transfer
National Institutes of Health
6011 Executive Boulevard, Suite 325
Rockville, Maryland 20852-3804 U.S.A.

E-mail: [***]

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.)

by:
/s/ Murat Kalayoglu, MD, Ph.D.	9-16-19
Signature of Authorized Official	Date
Murat Kalayoglu, MD, Ph.D.
Printed Name
President
Title

I.     Official and Mailing Address for Agreement notices:

[***]
[***]
Cartesian Therapeutics
704 Quince Orchard Road, Suite 210
Gaithersburg, MD 20878
Phone: [***]
E-mail: [***]

II.     Official and Mailing Address for Financial notices (the Licensee's contact person for royalty payments)

[***]
[***]
Cartesian Therapeutics
704 Quince Orchard Road, Suite 210
Gaithersburg, MD 20878
Phone: [***]
E-mail: [***]

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and l8 U.S.C. §1001 (criminal liability including fine(s) and/or imprisonment).

APPENDIX A - PATENT(S) OR PATENT APPLICATION(S)

Patent(s) or Patent Application(s):

[***]

APPENDIX B - LICENSED FIELDS OF USE AND TERRITORY

I.    Licensed Fields of Use:

1)    The development and manufacture of anti-BCMA CART cell products for the treatment of myasthenia gravis (MG), pemphigus vulgaris (PV), and immune thrombocytopenic purpura (ITP), wherein the CART cell products are prepared by electroporation of autologous cells with any of the following:
a.    [***]

2)    The development and manufacture of anti-BCMA CART cell products for the treatment of myasthenia gravis (MG), pemphigus vulgaris (PV), and immune thrombocytopenic purpura (ITP), [***]

II.    Licensed Territory:

Worldwide

APPENDIX C - ROYALTIES

Royalties:

I.    The Licensee agrees to pay to the IC a noncreditable, nonrefundable license issue royalty in the amount of one hundred thousand dollars ($100,000.00) to be paid as follows:

(a)    A first payment of fifty thousand dollars ($50,000.00) within sixty (60) days following the effective date of this Agreement; and

(b)    A second payment of fifty thousand dollars ($50,000.00) to be paid on the sooner to occur of(a) the one year anniversary of the effective date of the Agreement or (b) the termination of this Agreement.

II.    The Licensee agrees to pay to the IC a nonrefundable minimum annual royalty in the amount of [***] as follows:

(a)    The first minimum annual royalty is due on 1 January 2020; and

(b)    Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

III.    The Licensee agrees to pay the IC earned royalties of [***] on Net Sales by or on behalf of the Licensee.

IV.    The Licensee agrees to pay the IC Benchmark royalties within [***] days of achieving each
Benchmark:

(a)    [***];

(b)    [***];

(c)    [***];

(d)    [***].

APPENDIX D - BENCHMARKS AND PERFORMANCE

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify the IC that the Benchmark has been achieved.

I.    First IND (or equivalent) filing in the Licensed Field of Use    Q4 2020
II.    Initiation of First Phase II Clinical Trial    Q4 2021
III.    Initiation of First Phase III Clinical Trial    Q4 2024
IV.    First BLA (or equivalent) filing in the Licensed Field of Use    Q4 2026
V.     First Commercial Sale    Q4 2028

APPENDIX E – COMMERCIAL DEVELOPMENT PLAN

[***]

APPENDIX F - EXAMPLE ROYALTY REPORT

[***]

APPENDIX G - ROYALTY PAYMENT OPTIONS
New Payment Options Effective March 2018
[***]